UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56327	83-4400045
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

27 Pine Street
Suite 50
New Canaan, CT 06840
(Address of principal executive offices) (Zip Code)

(203) 594-1402
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

NewLake Capital Partners, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 7, 2022. At the Annual Meeting, stockholders elected seven directors to serve on the Company’s Board of Directors until the 2023 Annual Meeting of Stockholders and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The total number of shares of common stock entitled to vote at the Annual Meeting was 21,300,410, of which 13,505,466 shares, or 63.4%, were present in person or by proxy. The final voting results for each matter submitted to a stockholder vote at the Annual Meeting are set forth below.

Item 1:	The following seven persons were elected to the Company’s Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
Gordon DuGan	9,594,145	689,262	3,222,059
Alan Carr	10,253,648	29,759	3,222,059
Joyce Johnson	9,595,652	687,755	3,222,059
Peter Kadens	9,594,144	689,263	3,222,059
Peter Martay	10,255,899	27,508	3,222,059
Anthony Coniglio	10,256,038	27,369	3,222,059
David Weinstein	10,176,634	106,773	3,222,059

Item 2:
Stockholders ratified the appointment of BDO USA, LLP  as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the votes set forth in the table below:

For	Against	Abstentions
13,467,878	27,993	9,595

Further information regarding these proposals is set forth in the Company’s Proxy Statement. No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 9, 2022

NEWLAKE CAPITAL PARTNERS, INC.

By: /s/ David Weinstein
David Weinstein
Chief Executive Officer